Exhibit 4.5

                                                               24 September 2000

                       PARTNER COMMUNICATIONS COMPANY LTD.
                         2000 EMPLOYEE SHARE OPTION PLAN

1.   Purpose
     -------

     This Partner Communications Company Ltd. 2000 Employee Share Option Plan, as amended from time to time, (the "Plan") is intended to promote the interests of Partner Communications Company Ltd. (the "Company") and its shareholders by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company. The Plan is designed to benefit from the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, as amended, and any regulations, rules, orders or procedures promulgated thereunder.

2.   Definitions
     -----------

     As used in the Plan, the following definitions shall apply to the terms indicated below:

     "Affiliate" means, with respect to any entity or person, any other entity or person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity or person. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

     "Cause" when used in connection with the termination of a Participant's employment by the Company, shall mean (a) the willful and continued failure by the Participant to perform his duties (including the duty of care and the fiduciary duty as set forth in the Companies Law) and obligations to the Company (other than any such failure resulting from Retirement or Disability, as hereinafter defined or any such failure approved by the Company, subject to applicable law) or (b) the willful engaging by the Participant in misconduct which is injurious to the Company, provided, however, that in each case the actions or omissions of the Participant are sufficient to deny the Participant severance payment under the Severance Payment Law, 1963

    "Commencement
    Date" with respect to the vesting schedule of an Option, shall be the date of grant of the Option, unless another date for the commencement of the vesting schedule with respect to such Option has been set by the Committee and written in the Grant Instrument.


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    "Committee"  shall mean the Employee Stock Option Committee of the Board of
                 Directors of the company, as set forth in Section 4 below.

    "Company"    shall mean Partner Communications Company Ltd., a company
                 incorporated under the laws of the State of Israel.

    "Companies
    Law" shall mean the Israeli Companies Law, 1999, as may be amended from time to time.

    "Designated
    Beneficiary" of a Participant, shall mean the beneficiary designated by such
                 Participant or deemed as such Participant's Designated Beneficiary pursuant to Section 22 hereto, upon the death of the Participant.

    "Disability" shall mean any physical or mental condition which is recognized as a disability pursuant to the employment practices adopted by the Company and prevents the Participant from continuing to work in his position or in a comparable one in the Company. Determination of a Disability shall be made in consultation with a physician selected by the Committee and shall be finally and conclusively determined by the Committee in its absolute discretion.

    "Exercise
    Period"      shall have the meaning set forth in Section 6.3 below.

    "Grant
    Instrument"  shall have the meaning set forth in Section 5.2 below.

    "Option" shall mean an option to purchase one or more shares of the Company granted pursuant to this Plan.

    "Option
    Exercise
    Price"       shall have the meaning set forth in Section 6.1 below.

    "Ordinary
    Shares"      shall mean ordinary shares of the Company.

    "Participant"shall mean an employee of the Company to whom an Option is granted pursuant to the Plan, and, upon his death or legal incapacity, his successors, heirs, executors and administrators, as the case may be.

    "Plan" shall mean this Partner Communications Company Ltd. 2000 Employee Share Option Plan, as amended from time to time.



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

    "Retirement" shall mean the termination of a Participant's employment as a result of his reaching the earlier of (a) the legal age for retirement and (b) the age for retirement identified in his employment agreement.

    "Tax
    Ordinance"   shall mean the Israeli Income Tax Ordinance [New Version],
                 1961, as amended, and any regulations, rules, orders or procedures promulgated thereunder.

    "Trustee"    shall have the meaning set forth in Section 8 below.

3.   Shares Subject to the Plan
     --------------------------

     3.1. Shares Available for Options. The Company has reserved 4,472,222 authorized and unissued Ordinary Shares for issuance under the Plan (subject to adjustment as provided herein). In the event an Option granted to any Participant expires or otherwise terminates hereunder, shares reserved for issuance upon the exercise of such Option shall become available for issuance upon the exercise of any other Options which the Company may grant under the Plan.

     3.2 Adjustments. Upon the happening of any of the following events, a Participant's rights under any Option granted hereunder shall be adjusted as hereinafter provided:

         3.2.1. In the event the Ordinary Shares shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization or similar event, the Ordinary Shares shall be exchanged for other securities of the Company or of another corporation, each Participant shall be entitled, upon exercising a vested Option and subject to the conditions herein stated, to be issued in respect of the Option, such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares which such Participant would have been entitled to purchase had such event or events not occurred, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange, so that Participants are not materially better or worse off as a result of the relevant event.

         3.2.2. In the event the Company shall issue any of its shares or other securities as bonus shares upon or with respect to its Ordinary Shares, each Participant upon exercising such Option shall be issued by the Company (for the exercise price payable upon such exercise), the Ordinary Shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares (rounded down to the nearest whole number) of the class or classes in which such bonus shares were distributed which he would have



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

                         received if he had been the holder of the Ordinary Shares as to which he is exercising his Option at all times between the date of issuance of such Option on behalf of a Participant in the name of the Trustee and the date of its exercise.

         3.2.3. Upon the occurrence of any of the foregoing events, the class and aggregate number of shares issuable pursuant to the Plan (as set forth in Section 3.1 hereof), in respect of which Options have not yet been granted, shall also be appropriately adjusted, to the extent necessary, to reflect the events specified in Subsections 3.2.1 and 3.2.2 above.

         3.2.4. The Committee shall determine the specific adjustments to be made under this Section 3, and its determination shall be conclusive.

4.   Administration of the Plan; Amendment or Termination of the Plan
     ----------------------------------------------------------------

     4.1. Committee. The Plan shall be administered by the Committee, which shall be appointed by and shall serve at the direction of the Board of Directors of the Company.

     4.2. Committee Actions. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present, or acts reduced to or approved in writing by all members of the committee, shall be the valid acts of the Committee. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it deems advisable.

     4.3. Authority of Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it, under the Plan or necessary or advisable in the administration of the Plan including, without limitation, the authority in its discretion to determine the persons to whom Options are granted, the number of shares covered by each Option, the time or times at which Options are granted, the Option Exercise Price, and any other terms to be included in the Grant Instrument which are permitted by the Plan. The Committee shall also have the power and authority to determine whether, to what extent, and under what circumstances an Option may be settled, canceled, forfeited, exchanged, or surrendered; to construe and interpret the Plan and any Grant Instrument and Option; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.4. Interpretation and Construction. The Interpretation and construction by the Committee of any provision of the Plan or of any Grant Instrument or Option thereunder shall be final and conclusive, unless otherwise determined by the Board of Directors of the Company.



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

     4.5. Acceleration and Other Amendments. The Committee may, in its sole and absolute discretion, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise amend any of the terms of any Grant Instrument or Option, subject to the provisions of the Tax Ordinance, provided, however, that no such waiver or amendment shall adversely affect any Participant's rights under any outstanding Grant Instrument or Option under the Plan without the consent of such Participant.

5.   Options Under the Plan; Grant Instrument
     ----------------------------------------

     5.1. Eligible Grantees. Options may be granted to any manager or other employee of the Company selected by the Committee provided, however, that no Option may be granted to any person serving as a member of the Committee at the time of the grant. The grant of an Option to an employee shall neither entitle such employee to, nor disqualify him from, receiving any other grants of Options pursuant to the Plan or participating in any other employee share option plan.

     5.2. Grant Instrument. Each Option granted under the Plan shall be evidenced by a written instrument signed by the Company and accepted by the Participant which shall be accompanied by a copy of this Plan and shall contain such provisions as the Committee, in its sole discretion, may deem necessary or desirable (the "Grant Instrument"). By accepting an Option, a Participant thereby agrees that the Option shall be subject to all the terms and provisions of this Plan and the applicable Grant Instrument.

     5.3. Term of Plan. Options may be granted at any time after (i) the Plan has been approved by the necessary corporate bodies of the Company,
          (ii) the Trustee has been approved by the Israeli Income Tax Commissioner pursuant to the requirements of the Tax Ordinance, and
          (iii) any other approvals or consents required by law have been received, but no later than December 31, 2002 unless otherwise approved by the Committee.

6.   Options
     -------

     6.1. Exercise Price. The exercise price per share ("Option Exercise Price") shall be the fair market value of an Ordinary Share on the date preceding the date on which the option is granted (i.e. the date the option grant is approved by the Committee). For purposes hereof the fair market value of an Ordinary Share on any date will be equal to the average of the closing sale price of Ordinary Shares during the preceding 30 trading days, as such closing sale price is published by the national securities exchange on which the Ordinary Shares are traded or, if there is no sale of Ordinary Share on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if Ordinary Share are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Ordinary Shares are not traded on a national securities



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

          exchange or the over the counter market, the fair market value of an Ordinary Share on such date as determined in good faith by the Committee. Unless otherwise provided in the Grant Instrument, the Option Exercise Price shall be paid in NIS in accordance with the NIS-US dollar representative rate of exchange, last published by the Bank of Israel prior to the date of exercise. Except for any applicable provisions of the Tax Ordinance or relevant securities laws or specific provisions of this plan, the Ordinary Shares and any other securities issued to a Participant (or the Trustee on his behalf) upon Option exercise and payment of the Option Exercise Price shall be free and clear of any transfer restrictions; pledges, encumbrances or liens; and other third party rights of any kind.

     6.2. Vesting Schedule. An Option shall become cumulatively vested as to one-fourth (25%) of the Ordinary Shares covered thereby on each of the first, second, third and fourth anniversaries of its Commencement Date, unless otherwise set by the Committee in the Grant Instrument.

     6.3. Exercise Period. The exercise period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date of Option grant.

     6.4. Minimum Exercise. No exercise of Options by a Participant, shall be for an aggregate exercise price of less than $1,000 unless such exercise is for all shares of the Company purchasable upon exercise of the Options held by a Participant (or by the Trustee on his behalf) which have vested as of such date. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining unexercised portion of such Option. Each Option exercise shall be in respect of a whole number of shares, and the Company shall not issue any fractional shares.

     6.5. Method of Exercise. An Option, or any part thereof, shall be exercised by (i) the Participant's signing and delivering to the Company at its principal office, to the attention of its Secretary (and to the Trustee, if the Option is held in trust), a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time, and (ii) payment for the Ordinary Shares purchased upon the exercise of an Option. Payment shall be made on the date of delivery of the Notice of Exercise or on a later date, if so determined by the Committee, by the following means: (i) in cash, by certified check, bank cashier's check or wire transfer, or (ii) subject to the approval of the Committee, by such other method of payment as the Committee may from time to time authorize.



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

     6.6. Issuance of Shares. Subject to any other applicable provisions of this Plan, Ordinary Shares purchased upon the exercise of an Option shall be issued in the name of the Trustee or the Participant, all in accordance with the requirements of the Tax Ordinance.

     6.7. Waiver of Option Rights. At any time prior to the expiration of any Option, a Participant may waive all rights attributable to such Option by delivering a written notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Grant Instrument, shall specify the number of Ordinary Shares subject to the Option with respect to which the Participant waives his rights and shall be signed by the Participant. Upon receipt by the company of the notice of waiver with respect to any Option, such Option shall expire with respect to the number of Ordinary Shares specified therein, and an amended Grant Instrument will be issued with respect to any Option or Options (or portion thereof) covered by the Grant Instrument as to which rights attributable thereto were not waived.

     6.8. Notices. All notices delivered by a Participant hereunder shall be signed by the Participant and notarized or certified by an attorney, or signed in the presence of (and countersigned by) the Company's general counsel or corporate secretary.

7.   Termination of Employment
     -------------------------

     7.1. Voluntary Termination by Participant. In the event that the employment of a Participant with the Company is terminated by such Participant voluntarily for any reason other than Retirement, Disability or death:
          (i) Options granted to such Participant, to the extent vested at the time of termination of employment, shall be exercisable for a period of 90 days following the later of the date of such termination and the date upon which the Participant may freely sell Ordinary Shares acquired upon Option exercise, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of termination of employment, shall expire at the time of termination.

     7.2. Termination by the Company Other Than For Cause. In the event that the employment of a Participant with the Company is terminated by the Company for any reason other than for Cause: (i) Options granted to such Participant, to the extent vested at the time of termination of employment, shall be exercisable during the remainder of their exercise period, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of termination of employment, shall expire at such time.

     7.3. Termination By Reason of Retirement, Death or Disability. In the event that the employment of a Participant with the Company terminates by reason of the Retirement, Disability or death of the Participant: (i) Options granted to such Participant, to the extent vested at the time of termination of employment, shall be exercisable during the remainder of their exercise period, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of



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

          termination of employment, shall expire at such time; provided, however, that a pro rata portion of the Options that would have become vested on the next anniversary of the Commencement Date (but for such termination of employment) shall become vested on the date of such termination of employment and shall be exercisable during the remainder of their exercise period. Such pro rata portion shall be determined by multiplying the number of unvested Options scheduled to vest on the next anniversary of the Commencement Date by a fraction, the numerator of which is the number of full and partial months which the Participant has been employed with the Company since the most recent anniversary of the Commencement Date (or, if less than one year has elapsed since the Commencement Date, since the Commencement Date) and the denominator of which is twelve, rounded down to the nearest whole number.

     7.4. Termination for Cause. In the event a Participant's employment with the Company is terminated for Cause, all outstanding Options granted to such Participant shall expire upon the termination of employment. A Participant shall be entitled to challenge the Committee's determination that a termination is for Cause, in which case, the final determination shall be made by a court of competent jurisdiction.

     7.5. Expiration of Term. Notwithstanding anything to the contrary in this
          Section 7, no Option shall be exercisable after the expiration of its exercise period.

8.   Trust Arrangement
     -----------------

     In compliance with the requirements of the Tax Ordinance and, in particular, Section 102 of the Tax Ordinance and any regulations, rules, orders or procedures promulgated thereunder, the Company shall appoint a trustee (the "Trustee") who will hold the outstanding Options and any Ordinary Shares issued upon exercise of the Options in trust on behalf of each Participant for a period of not less than two years from the date an Option is issued to the Trustee on behalf of such Participant (the "Lock Up Period"). To the extent required by the Tax Ordinance, during the Lock Up Period, any Option, Ordinary Shares issued upon its full or partial exercise and any bonus shares issued thereon will be issued in the name of the Trustee. The Trustee will exercise any Option held by him in accordance with written instructions given to him by the Participant. The Trustee shall not exercise the voting rights vested in such Ordinary Shares or other securities received hereunder, if any, except to the extent the Trustee deems necessary, in his discretion, for the protection of the Participant as a minority of the Company's shareholders.

9.   Rights as a Shareholder
     -----------------------

     No Participant shall have any rights as a shareholder with respect to any Ordinary Shares or other securities of the Company covered by or relating to any Option, whether or not exercisable, until the due issuance of such shares by the Company.



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10.  No Special Employment Rights; No Right to Option
     ------------------------------------------------

     Nothing contained in this Plan or any Grant Instrument shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive any shares hereunder except in accordance with the express terms of this Plan and a Grant Instrument issued to such person.

11.  Tax Matters
     -----------

     This Plan shall be governed by, and shall be conformed with and interpreted so as to comply with, the requirements of Section 102 of the Tax Ordinance and any regulations, rules, orders, or procedures promulgated thereunder. All tax consequences under any applicable law (other than any applicable stamp duty) which may arise from the grant of an Option, from the exercise thereof, from the holding or sale of Ordinary Shares (or other securities issued under the Plan) by or on behalf of the Participant or from any other act of the Company, Trustee or such Participant in connection with any of the foregoing shall be borne solely by such Participant, and such Participant shall indemnify the Company and hold it harmless, against and from any liability for any such tax or any penalty, interest or indexation thereon or thereof.

12.  Withholding Taxes
     -----------------

     Whenever cash is to be paid pursuant to an Option, the Company shall have the right to deduct from such payment an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Ordinary Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto, and if such amount of cash is not timely remitted, to withhold such Ordinary Shares or any other non-cash assets pending payment by the Participant of such amounts.

13.  Transfers Upon Death; Non-Assignability
     ---------------------------------------

     13.1 Death. Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by (i) the Designated Beneficiary designated by such Participant pursuant to Section 22 below, or (ii) if such Participant did not designate a Designated Beneficiary, to the person deemed as such Participant's Designated Beneficiary pursuant to Section 22 below or to a person who shall have acquired the right to the Options by will or by the laws of descent and distribution. No transfer of an Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the relevant section of the will relating to the bequest of the Option, certified by a notary and/or such other evidence as the Committee may deem necessary to establish the validity of the



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

          transfer and (b) a written consent by the transferee to pay the Option Exercise Price upon exercise of the Option, if any, and otherwise abide by the terms set forth in this Plan and in the relevant Grant Instrument.

     13.2 Non-Assignability. No Option shall be assignable or transferable other than as set forth in Section 13.1 above, and during the lifetime of the Participant, each Option shall be exercisable only by him or on his behalf.

14.  Expenses and Receipts
     ---------------------

     The expenses of the Plan law (including any applicable stamp duty) shall be paid by the Company. Any proceeds received by the Company in connection with the exercise of any Option may be used for general corporate purposes.

15.  Term and Amendment of the Plan
     ------------------------------

     The Board of Directors of the Company may, at any time and from time to time, terminate or amend the Plan in any respect, subject to any applicable approvals or consents that may be otherwise required by law, regulation or agreement, and provided that no termination or amendment of the Plan shall adversely affect the terms of any Option which has already been granted.

16.  Failure to Comply
     -----------------

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the applicable Grant Instrument shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine, provided, however, that such failure is not remedied by such Participant within ten days after notice by the Company of such failure.

17.  Required Approvals
     ------------------

     The Plan is subject to the receipt, and the terms, of all approvals required under any applicable law.

18.  Applicable Law
     --------------

     The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and construed and administered in accordance with the laws of the State of Israel.

19.  Treatment of Participants
     -------------------------

     There is no obligation for uniformity of treatment for Participants.



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

20.  Unfunded Status of Awards
     -------------------------

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Grant Instrument shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

21.  No Fractional Shares
     --------------------

     No fractional shares shall be issued or delivered upon exercise of an Option. Unless otherwise provided herein, in lieu of fractional shares, the Company shall pay to an exercising Participant cash or other property, or issue additional Options, as the Committee deems appropriate.

22.  Designation of a Beneficiary
     ----------------------------

     A Participant may file with the Company a written designation of a Designated Beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no Designated Beneficiary survives the Participant, the Participant's estate representative (e.g. executor, administrator or similar representative) shall be deemed to be the Participant's Designated Beneficiary.

                                   * * * * * *


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